Exhibit 10.1

FISERV, INC.
AMENDMENT TO STOCK OPTION AGREEMENT
This Amendment revises your Non-Qualified Stock Option Agreement(s) (“Option Agreements”) by replacing Sections 6(a) and 6(b) in their entirety with the following:

6.	Termination of Directorship.

(a)
Vesting. If you cease to be a Director for any reason other than for Cause, the Option may be exercised to the same extent that you were entitled to exercise the Option on the date you ceased to be a Director and had not previously done so, and the unvested Option Shares will immediately terminate and expire.

(b)	Deadline for Exercise.

(i)
If you cease to be a Director by reason of Retirement, you are (or in the event your Retirement is by reason of your death or Disability resulting in judicial appointment of a guardian ad litem, administrator or other legal representative, the executor or administrator of your estate, any person who shall have acquired the Option through bequest or inheritance or such guardian ad litem, administrator or other legal representative is) entitled to exercise the Option per the terms contained herein within five years following your cessation of service as a Director.

(ii)
If you cease to be a Director by reason of death or Disability and you are not eligible for Retirement, you are (or in the event of your death or Disability resulting in judicial appointment of a guardian ad litem, administrator or other legal representative, the executor or administrator of your estate, any person who shall have acquired the Option through bequest or inheritance or such guardian ad litem, administrator or other legal representative is) entitled to exercise the Option per the terms contained herein within one year after you cease to be a Director.

(iii)
Subject to Section 6(d), if you cease to be a Director for any reason other than death, Disability or Retirement, you are entitled to exercise the Option per the terms contained herein within 90 days after you cease to be a Director.

(iv)
If you die within the exercise period described in subsection (i) above, your executor, the administrator of your estate or your beneficiary may exercise the Option within the longer of (A) one year after your death or (B) five years following your cessation of service as a Director. If you die within the exercise periods described in subsections (ii) and (iii) above, your executor, the administrator of your estate or your beneficiary may exercise the Option within one year after your death.

(v)
“Retirement” means the cessation of service as a director for any reason, including death or Disability, other than termination for Cause, on or after the date: (A) you are at least 60 years of age and your age plus years of service to the Company and its subsidiaries is equal to or greater than 70; or (B) you are least 65 years of age.

This amendment shall be effective as of ________________. All other terms and conditions set forth in your Option Agreements remain in full force and effect without change.
FISERV, INC.

By
Name:
Title:

Agreed and Acknowledged by Participant:

___________________________________
Print Name

___________________________________
Signature

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